Otter Tail Ag Enterprises, LLC

Basis Calculation – based on $25,000 investor

2006 Initial Investment	$25,000
2006 Ordinary Loss	(18)
2006 Interest Income	924
2006 Distributions	(2)
2006 Tax Basis	25,904
2007 Ordinary Loss	(13)
2007 Interest Income	23
2007 Tax Basis	25,914

Otter Tail Ag Enterprises, LLC ethanol A Clean Air Choice

CHRISTIANSON & ASSOCIATES, PLLP CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

Otter Tail Ag Enterprises, LLC

Basis Calculation – based on $25,000 investor

2008 Ordinary Loss	(8,943)
2008 Income Interest	106
2008 Tax Basis	17,077
2009 Ordinary Loss	(7,767)
2009 Interest Income	12
2009 Tax Basis	9,322

Otter Tail Ag Enterprises, LLC ethanol A Clean Air Choice

CHRISTIANSON & ASSOCIATES, PLLP CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

Otter Tail Ag Enterprises, LLC

Basis Calculation – based on $25,000 investor

2010 Ordinary Income (Loss)	?
2010 Interest Income	?
2010 Sect 1231 Loss	(?)
2010 Debt Cancelation Income	?
2010 Constructive Distribution	(?)
2010 Tax Basis	?

Otter Tail Ag Enterprises, LLC ethanol A Clean Air Choice

CHRISTIANSON & ASSOCIATES, PLLP CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

Business Continuation Scenario

1. Cancellation of Debt (COD)
   a. Ordinary income recognized
   b. COD is allocated to members
   c. Creates constructive distribution
2. Operating income (loss)
3. Bankruptcy court cancels Class A units
   a. Recognize IRS Sec. 1231 losses – ordinary
   b. Recognize IRS Sec. 1001 losses – capital
4. Disallowed passive losses suspended
   a. Deductable for members dispose of OTAE interest

Otter Tail Ag Enterprises, LLC
ethanol A Clean Air Choice

CHRISTIANSON & ASSOCIATES, PLLP
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

Estimated Tax Summary - 2010

Investment – sample member	**$25,000**		
Suspended Passive Losses 12/31/2009		(16,741)	ordinary loss
Capital Account – Tax Basis	9,322		
Cancellation of Dept Income		8,352	ordinary income
Section 1231 Loss		(12,528)	ordinary loss
Capital Account – 2010 Termination	5,146		
L-T Capital Loss –Termination		(5,146)	L-T capital loss
Total Loss		(26,063)	

Otter Tail Ag Enterprises, LLC. ethanol A Clean Air Choice

CHRISTIANSON & ASSOCIATES, PLLP CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

Business Termination Scenario

1. Cancellation of Debt (COD)
   a. Ordinary income recognized
   b. COD is allocated to members
   c. Creates constructive distribution
2. Operating income (loss)
3. Bankruptc court order transfer of assets to bank
   a. Sale of assets for debt
   b. Recognize IRS Sec. 1231 loss – ordinary loss
4. Disallowed passive losses suspended
   a. Deductable for members
   b. Ordinary loss allowed
5. Basis remaining in partnership interest – deductable as capital loss

Otter Tail Ag Enterprises, LLC
ethanol A Clean Air Choice

CHRISTIANSON & ASSOCIATES, PLLP
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS